EXHIBIT 99.1

AMERICAN EAGLE OUTFITTERS

RAISES THIRD QUARTER EPS GUIDANCE

PITTSBURGH–November 12, 2014 - American Eagle Outfitters, Inc. (NYSE:AEO) expects to report third quarter adjusted EPS of $0.22 per diluted share, above the previous guidance range of $0.17 to $0.19. Including restructuring and asset impairment charges of ($0.17), GAAP earnings are estimated to be $0.05 per share. Last year, the company earned adjusted EPS of $0.19 in the third quarter, which excluded asset impairment charges of ($0.06). The earnings improvement over last year was primarily due to an improvement in markdowns and lower expenses. Third quarter net revenues declined slightly on a comparable sales decline of 5%.

The EPS guidance excludes charges of approximately ($0.17) primarily due to store impairments and corporate overhead reductions related to the company’s profit improvement initiatives.

“Third quarter earnings exceeded our expectations and margins were ahead of last year. We are encouraged by our ability to reduce promotional activity, particularly given the challenging and highly promotional retail climate,” said Jay Schottenstein, Interim CEO. “The team is making steady progress on merchandise improvements. Yet as we approach the holidays, we remain cautious given the ongoing weakness in mall traffic. The restructuring activities reflect our resolve to strengthen our business to deliver higher profitability and returns to shareholders.”

Third quarter ending inventories are expected to be down, consistent with prior guidance. With greater visibility following Thanksgiving weekend and the kick off to holiday shopping, management will provide fourth quarter guidance with the third quarter earnings release after market close on Thursday, December 4th. The company will host a conference call and real time webcast at 4:15 p.m. Eastern Time on that date. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to http://investors.ae.com to access the webcast and audio replay.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including earnings per share information and the consolidated results of operations excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. The company believes that this non-GAAP information is useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.

AMERICAN EAGLE OUTFITTERS, INC.

Estimated GAAP to Non-GAAP Reconciliation

	13 Weeks Ended
	November 1, 2014	November 2, 2013
GAAP Diluted EPS	$0.05	$0.13
Add back: Asset Impairment and Corporate Overhead Reduction Charges	0.17	0.06

Non-GAAP Diluted EPS (“adjusted”)	$0.22	$0.19

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About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle Outfitters® and Aerie® brands. The company operates more than 1,000 stores in the United States, Canada, Mexico, China, and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle Outfitters and Aerie merchandise also is available at 94 licensed international franchise stores in 14 countries. For more information, please visit www.ae.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, including third quarter 2014 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company’s control. Such factors include, but are not limited to the risk that the company’s operating, financial and capital plans may not be achieved and the risks described in the Risk Factor Section of the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT:	American Eagle Outfitters, Inc.
Kristen Zaccagnini, 412-432-3300